Safe Harbor Statement and Disclaimer Forward-Looking Statements In this presentation, “we,” “our,” “us,” “Five Star,” or “the Company” refers to Five Star Bancorp, a California corporation, and our consolidated subsidiaries, including Five Star Bank, a California state- chartered bank, unless the context indicates that we refer only to the parent company, Five Star Bancorp. This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, then the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this presentation. Therefore, the Company cautions you not to place undue reliance on the Company’s forward-looking information and statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the three months ended March 31, 2025, in each case under the section entitled “Risk Factors,” and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law. Industry Information This presentation includes statistical and other industry and market data that we obtained from government reports and other third-party sources. Our internal data, estimates, and forecasts are based on information obtained from government reports, trade, and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that this information (including the industry publications and third-party research, surveys, and studies) is accurate and reliable, we have not independently verified such information. In addition, estimates, forecasts, and assumptions are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Finally, forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements in this presentation. Unaudited Financial Data Numbers contained in this presentation for the quarter ended June 30, 2025 and for other quarterly periods are unaudited. Additionally, all figures presented as year-to-date and for periods that represent a full fiscal year ended December 31, represent unaudited results. As a result, subsequent information may cause a change in certain accounting estimates and other financial information, including the Company’s allowance for credit losses, fair values, and income taxes. Non-GAAP Financial Measures The Company uses financial information in its analysis of the Company’s performance that is not in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations, and cash flows computed in accordance with GAAP. However, the Company acknowledges that its non-GAAP financial measures have a number of limitations. See the appendix to this presentation for a reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures. Second Quarter 2025 Investor Presentation | 2

Agenda Second Quarter 2025 Investor Presentation | 3 •Company Overview •Financial Highlights •Loans and Credit Quality •Deposit and Capital Overview

Company Overview Second Quarter 2025 Investor Presentation | 4

Executive Team Second Quarter 2025 Investor Presentation | 5 James Beckwith President and Chief Executive Officer Five Star since 2003 John Dalton Senior Vice President and Chief Credit Officer Five Star since 2011 Mike Lee Senior Vice President and Chief Regulatory Officer Five Star since 2005 Michael Rizzo Executive Vice President and Chief Banking Officer Five Star since 2005 Brett Wait Senior Vice President and Chief Information Officer Five Star since 2011 Lydia Ramirez Executive Vice President and Chief Operating Officer Five Star since 2017 Heather Luck Executive Vice President and Chief Financial Officer Five Star since 2018 Shelley Wetton Senior Vice President and Chief Marketing Officer Five Star since 2015 DJ Kurtze Executive Vice President and San Francisco Bay Area President Five Star since 2023

Company Overview Nasdaq: Headquarters: Asset Size: Loans HFI: Deposits: Bank Branches: Second Quarter 2025 Investor Presentation | 6 FSBC Rancho Cordova, CA $4.4 billion $3.8 billion $3.9 billion 8 Note: Balances are as of June 30, 2025. References to loans HFI are loans held for investment. Five Star is a community business bank that was founded to serve the commercial real estate industry. Today, the markets we serve have expanded to meet customer demand and now include manufactured housing and storage, faith-based, government, nonprofits, and more.

Recent Rankings and Awards Second Quarter 2025 Investor Presentation | 7 BANK EXECUTIVE AND EMPLOYEE AWARDS 40 Under 40 Newsmaker 100 List 2024 | TOP 3 BEST-PERFORMING (Banks with $3B - $10B in Assets) (Ranked in Top 10% of Community Banks in the Nation) Power 100 List C-Suite Award Champions for DE&I Women Who Mean Business Fastest Growing Banks by Deposits COMMUNITY BANKS IN THE NATION 2024 | RAYMOND JAMES COMMUNITY BANKERS CUP FIVE STAR BANK RANKINGS SACRAMENTO BUSINESS JOURNAL SAN FRANCISCO BUSINESS TIMES S&P Global Market Intelligence

Financial Highlights Second Quarter 2025 Investor Presentation | 8

Financial Highlights Second Quarter 2025 Investor Presentation | 9 (dollars in thousands, except per share data) For the three months ended 6/30/2025 3/31/2025 6/30/2024 Profitability Net income $ 14,508 $ 13,111 $ 10,782 Return on average assets ("ROAA") 1.37% 1.30% 1.23 % Return on average equity ("ROAE") 14.17% 13.28% 11.72 % Earnings per share (basic and diluted) $ 0.68 $ 0.62 $ 0.51 Net Interest Margin Net interest margin 3.53% 3.45% 3.39 % Average loan yield 6.09% 6.02% 5.83 % Average cost of interest-bearing deposits 3.31% 3.33% 3.37 % Average cost of total deposits 2.46% 2.48% 2.47 % Total cost of funds 2.53% 2.56% 2.56% 6/30/2025 12/31/2024 Deposits and Securities Non-interest-bearing deposits $ 1,004,061 $ 922,629 Interest-bearing deposits 2,890,561 2,635,365 Total deposits 3,894,622 3,557,994 Total securities 97,575 100,914 Total securities to interest-earning assets 2.28% 2.55 % Asset Quality Nonperforming loans to loans held for investment 0.06% 0.05 % Allowance for credit losses to loans held for investment 1.07% 1.07 % Note: Yields are based on average balance and annualized quarterly interest income. Costs are based on average balance and annualized quarterly interest expense.

Financial Highlights - June 30, 2025 Second Quarter 2025 Investor Presentation | 10 Growth • Continued balance sheet growth with increases in loans held for investment of $136.2 million and non-wholesale(1) deposits of $191.6 million since March 31, 2025. Funding • Non-interest-bearing deposits comprised 25.78% of total deposits, as compared to 24.99% of total deposits as of March 31, 2025. • Deposits comprised 97.45% of total liabilities, as compared to 97.34% of total liabilities as of March 31, 2025. Liquidity • Insured and collateralized deposits were approximately $2.6 billion, representing 67.06% of total deposits, as compared to 67.55% as of March 31, 2025. • Cash and cash equivalents were $483.8 million, representing 12.42% of total deposits, as compared to 12.11% as of March 31, 2025. Capital • All capital ratios were above well-capitalized regulatory thresholds. • On April 17, 2025 and July 17, 2025, the Company declared cash dividends of $0.20 per share for the three months ended March 31, 2025 and June 30, 2025, respectively. 1. The Company defines wholesale deposits as brokered deposits and California Time Deposit Program deposits.

$811 $840 $973 $1,272 $1,480 $1,954 $2,557 $3,227 $3,593 $4,053 $4,413 $1,806 $2,535 $148 $22 Total Assets Excluding PPP Loans PPP Loans 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Q2 2025 Consistent and Organic Asset Growth Second Quarter 2025 Investor Presentation | 11 Note: Dollars are in millions. Balances are end of period. References to PPP are the Paycheck Protection Program. 1. CAGR is based upon balances as of June 30, 2025. 2. A reconciliation of this non-GAAP measure is set forth in the appendix. (2) CAGR (1) 5 years 10 years Total Assets 19.85% 19.52%

Earnings Track Record Second Quarter 2025 Investor Presentation | 12 Ea rn in gs (i n M ill io ns ) Q uarterly Earnings per Share $15.9M $17.2M $18.0M $20.7M $20.3M $22.6M $15.0M $15.2M $15.2M $19.4M $18.4M $20.1M $0.62 $0.51 $0.52 $0.63 $0.62 $0.68 Pre-tax, pre-provision income Pre-tax income Quarterly EPS (basic and diluted) Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 $0.0M $5.0M $10.0M $15.0M $20.0M $25.0M $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 1. A reconciliation of this non-GAAP measure is set forth in the appendix. (1)

Operating Metrics Second Quarter 2025 Investor Presentation | 13 Efficiency RatioNet Interest Margin 3.75% 3.42% 3.32% 3.49% 2022 2023 2024 2025 YTD 36.90% 40.35% 43.19% 41.77% 2022 2023 2024 2025 YTD Note: All 2025 figures are through June 30, 2025.

Non-interest Income and Expense Comparison Second Quarter 2025 Investor Presentation | 14 (dollars in thousands) For the three months ended 6/30/2025 3/31/2025 6/30/2024 Non-interest Income Service charges on deposit accounts $ 196 $ 215 $ 189 Gain on sale of loans 119 125 449 Loan-related fees 468 448 370 Federal Home Loan Bank of San Francisco stock dividends 325 331 329 Earnings on bank-owned life insurance 220 161 158 Other income 482 79 78 Total non-interest income $ 1,810 $ 1,359 $ 1,573 Non-interest Expense Salaries and employee benefits $ 8,910 $ 9,134 $ 7,803 Occupancy and equipment 657 637 646 Data processing and software 1,508 1,457 1,235 Federal Deposit Insurance Corporation insurance 470 455 390 Professional services 918 913 767 Advertising and promotional 865 522 615 Loan-related expenses 423 319 297 Other operating expenses 1,975 1,608 1,760 Total non-interest expense $ 15,726 $ 15,045 $ 13,513

Shareholder Returns Second Quarter 2025 Investor Presentation | 15 ROAA ROAE Value per Share (book and tangible book(2)) Note: All 2025 figures are through June 30, 2025. 1. Cash dividend payout ratio on common stock is calculated as dividends on common shares divided by basic earnings per common share. 2. A reconciliation of this non-GAAP measure is set forth in the appendix. 1.57% 1.44% 1.23% 1.33% 2022 2023 2024 2025 YTD 18.80% 17.85% 12.72% 13.73% 2022 2023 2024 2025 YTD $14.66 $16.56 $18.60 $19.51 2022 2023 2024 2025 YTD Cash Dividend Payout Ratio on Common Stock(1) 40.23% 26.98% 35.45% 30.77% 2022 2023 2024 2025 YTD

Loans and Credit Quality Second Quarter 2025 Investor Presentation | 16

To ta l L oa ns (M ill io ns ) $1,355 $1,912 $2,791 $3,082 $3,104 $3,266 $3,461 $3,533 $3,622 $3,758 $148 $22 4.96% 4.82% 4.75% 5.52% 5.71% 5.83% 5.98% 6.01% 6.02% 6.09% Non-PPP Loans PPP Loans Average Loan Yield Average Loan Yield Excluding PPP Loans 2020 2021 2022 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 Consistent Loan Growth Second Quarter 2025 Investor Presentation | 17 Note: Loan balances are end of period loans held for investment. Yields are based on average balance and annualized quarterly interest income. 1. CAGR is based upon balances as of June 30, 2025. 2. A reconciliation of this non-GAAP measure is set forth in the appendix. (2) CAGR (1) 5 years Total Loans 22.58%

Commercial real estate, 81.55% Commercial construction, 2.99% Residential construction, 0.15% Residential, 0.88% Farmland, 1.37% Commercial land and development, 0.04% Secured, 4.62% Unsecured, 1.00% Consumer and other, 7.40% Loan Portfolio Composition Second Quarter 2025 Investor Presentation | 18 Types of collateral securing commercial real estate ("CRE") loans Loan Balance ($000s) # of Loans % of CRE Manufactured home community $ 936,047 428 30.52 % RV Park 388,531 127 12.67 % Retail 282,336 97 9.21 % Industrial 238,907 145 7.79 % Multifamily 228,793 100 7.46 % Mini storage 195,044 52 6.36 % Faith-based 190,900 106 6.23 % Office 158,007 95 5.15 % All other types (1) 448,062 177 14.61 % Total $ 3,066,627 1,327 100.00 % Note: Balances are net book value as of June 30, 2025, before allowance for credit losses and deferred loan fees, and exclude loans held for sale. 1. Types of collateral in “all other types” are those that individually make up less than 5% CRE concentration.

$936M $389M $282M $239M $229M $195M $191M $158M $448M $1,660M $693M $576M $545M $488M $404M $503M $364M $939M 61.15% 59.36% 55.24% 51.51% 53.31% 56.68% 46.85% 52.54% 55.18% Loan Balance Collateral Value Weighted Average Loan-to-Value Manufactured home community RV Park Retail Industrial Multifamily Mini storage Faith-based Office All other types $0M $250M $500M $750M $1,000M $1,250M $1,500M $1,750M CRE Collateral Values Second Quarter 2025 Investor Presentation | 19 (1) Note: Balances are net book value as of June 30, 2025, before allowance for credit losses, before deferred loan fees, and exclude loans held for sale. 1. Types of collateral in “all other types” are those that individually make up less than 5% CRE concentration. Total CRE Weighted Average Loan-to-Value 49.68%

CA, 57.3% TX, 7.6% NC, 3.2% FL, 2.7% AZ, 2.5% OR, 2.2% NV, 2.1%TN, 2.0%GA, 1.8%WA, 1.7% CO, 1.2% PA, 1.2% MO, 1.2% WI, 1.1% Other, 12.2% CML Term CRE NOO, 35.4% CML Term Multifamily, 30.9% CML Term CRE OO, 14.8% CSM Unsecured, 7.2% CML Secured, 3.1% CML Const CRE, 3.0%CML Term Ag RE, 1.4% Others, 4.2% CRE Manufactured Home, 24.9% CRE Other, 11.9% CRE RV Park, 10.3% CRE Retail, 7.5% Consumer Unsecured, 7.2% CRE Industrial, 6.4% CRE Multifamily, 6.1% Commercial Other, 5.4% CRE Mini Storage, 5.2% CRE Faith-based, 5.1%CRE Office, 4.2% Commercial Construction, 3.0% Others, 2.8% Loan Portfolio Diversification We focus primarily on commercial lending, with an emphasis on commercial real estate. We offer a variety of loans to small and medium-sized businesses, professionals, and individuals, including commercial real estate, commercial land and construction, and farmland loans. To a lesser extent, we also offer residential real estate, construction real estate, and consumer loans. Second Quarter 2025 Investor Presentation | 20Note: Balances are net book value as of June 30, 2025, before allowance for credit losses, before deferred loan fees, and exclude loans held for sale. Loans by Product Loans by Purpose Real Estate Loans by Geography

Loan Rollforward Second Quarter 2025 Investor Presentation | 21Note: Dollars are in millions. Beginning and ending balances are end of period, before allowance for credit losses, including deferred loan fees, and exclude loans held for sale. $150 $390 $334 $263 $259 $319 $(51) $(155) $(99) $(119) $(105) $(119) $(77) $(73) $(41) $(72) $(66) $(65) Originations & Advances Paydowns Payoffs Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Beginning Balance $ 3,082 $ 3,104 $ 3,266 $ 3,461 $ 3,533 $ 3,622 Ending Balance $ 3,104 $ 3,266 $ 3,461 $ 3,533 $ 3,622 $ 3,758

Loan Yield Composition Second Quarter 2025 Investor Presentation | 22Note: Dollars are in millions. Balances are net book value as of June 30, 2025, before allowance for credit losses and deferred loan fees. Weighted average rate as of June 30, 2025 and based upon outstanding principal. Fixed, 26.9% Adjustable, 66.8% Floating, 6.3% Floating or Adjustable, 73.1% $237M $295M $369M $684M $391M $472M $299M 8.46% 6.58% 4.35% 5.08% 6.81% 6.89% 6.79% Floating Rate Loans Adjustable Rate Loans Weighted Average Rate Monthly (Floating) 2025 2026 2027 2028 2029 After 2029

Asset Quality

Our primary objective is to maintain a high level of asset quality in our loan portfolio. Therefore, we:

- Place emphasis on our commercial portfolio, where we reevaluate risk assessments as a result of reviewing commercial property operating statements and borrower financials
- Monitor payment performance, delinquencies, tax compliance, and property insurance compliance of our borrowers
- Design our practices to facilitate the early detection and remediation of problems within our loan portfolio
- Employ the use of an outside, independent consulting firm to evaluate our underwriting and risk assessment process

Nonperforming Loan Trend



$0.5M
$0.6M
$0.4M
$2.0M
$1.8M
$1.8M
$2.3M
0.03%
0.03%
0.01%
0.06%
0.05%
0.05%
0.06%
2020
2021
2022
2023
2024
Q1 2025
Q2 2025
Nonperforming Loans
Nonperforming Loans to Loans HFI

Allowance for Credit Losses and Net Charge-off Trend



1.48%
1.20%
1.02%
1.12%
1.07%
1.08%
1.07%
0.12%
0.04%
0.07%
0.11%
0.12%
0.02%
0.04%
2020
2021
2022
2023
2024
Q1 2025
Q2 2025
Allowance for Credit Losses to Loans HFI
Net Charge-offs to Average Loans HFI

FIVE STAR BANCORP

Note: References to loans HFI are loans held for investment, which are the equivalent of total loans outstanding at each period end. References to average loans HFI are average loans held for investment during the period.

Second Quarter 2025 Investor Presentation | 23

Allocation of Allowance for Credit Losses Second Quarter 2025 Investor Presentation | 24 (dollars in thousands) December 31, 2024 March 31, 2025 June 30, 2025 Allowance for Credit Losses Amount % of Total % of Loans to Total Loans Amount % of Total % of Loans to Total Loans Amount % of Total % of Loans to Total Loans Real estate: Commercial $ 25,864 68.44% 80.75% $ 27,027 68.91% 81.11% $ 27,792 69.19% 81.54 % Commercial land & development 78 0.21% 0.11% 70 0.18% 0.10% 33 0.08% 0.04 % Commercial construction 2,268 6.00% 3.15% 2,227 5.68% 3.12% 2,575 6.41% 2.99 % Residential construction 64 0.17% 0.13% 78 0.20% 0.16% 75 0.19% 0.15 % Residential 270 0.71% 0.93% 279 0.71% 0.94% 334 0.83% 0.88 % Farmland 607 1.61% 1.34% 598 1.52% 1.20% 723 1.80% 1.37 % Total real estate loans 29,151 77.14% 86.41% 30,279 77.20% 86.63% 31,532 78.50% 86.97 % Commercial: Secured 5,866 15.52% 4.91% 5,905 15.05% 4.77% 5,623 14.00% 4.63 % Unsecured 278 0.74% 0.78% 403 1.03% 0.96% 417 1.04% 1.00 % Total commercial loans 6,144 16.26% 5.69% 6,308 16.08% 5.73% 6,040 15.04% 5.63 % Consumer and other 2,496 6.60% 7.90% 2,637 6.72% 7.64% 2,595 6.46% 7.40 % Total allowance for credit losses $ 37,791 100.00% 100.00% $ 39,224 100.00% 100.00% $ 40,167 100.00% 100.00%

Risk Grade Migration Second Quarter 2025 Investor Presentation | 25 Classified Loans (Loans Rated Substandard or Doubtful) (dollars in thousands) 2023 2024 Q1 2025 Q2 2025 Real estate: Commercial $ 1,892 $ 2,587 $ 3,653 $ 4,170 Commercial land and development — — — — Commercial construction — — — — Residential construction — — — — Residential — — — — Farmland — — — — Commercial: Secured 72 48 43 37 Unsecured — — — — Consumer and other 12 9 8 7 Total $ 1,976 $ 2,644 $ 3,704 $ 4,214 % of Loan Portfolio Outstanding by Risk Grade: Pass 98.66% 96.44% 96.81% 97.06 % Watch 1.28% 3.49% 3.09% 2.83 % Substandard 0.06% 0.07% 0.10% 0.11 % Note: Loan portfolio outstanding is total balance of loans outstanding at period end, before deferred loan fees, before allowance for credit losses, and exclude loans held for sale.

Deposit and Capital Overview Second Quarter 2025 Investor Presentation | 26

$1.8B $2.3B $2.8B $3.0B $3.6B $3.7B $3.9B $889M $1,001M $1,228M $1,409M $1,650M $1,706M $1,826M $701M $902M $971M $831M $923M $934M $1,004M $146M $279M $240M $320M $315M $296M $292M $104M $343M $467M $670M $801M $772M 7,124 8,162 9,832 11,855 13,500 14,041 14,562 Money Market & Savings Non-Interest-Bearing Demand Interest-Bearing Transaction Time Deposits Total Number of Accounts 2020 2021 2022 2023 2024 Q1 2025 Q2 2025 Strong Deposit Growth Second Quarter 2025 Investor Presentation | 27 Note: Balances are end of period. Cost of total deposits is based on total average balance of interest-bearing and non-interest-bearing deposits and annualized quarterly deposit interest expense. 1. CAGR is based upon balances as of June 30, 2025. 2. As of quarter- or year-end, as applicable Cost of Total Deposits 0.44% 0.11% 0.43% 1.97% 2.56% 2.48% 2.46% CAGR (1) 5 years Total Deposits 18.95% (2)

Diversified Funding Second Quarter 2025 Investor Presentation | 28 Total Deposits(1) = $3.9 billion 97.5% of Total Liabilities Liability Mix(1) 1. Balances are as of June 30, 2025. 2. Loan balance in loan to deposit ratio is total loans held for investment and sale at period end. Loan(2) to Deposit Ratio Non-Interest-Bearing Deposits to Total Deposits 84.5% 85.1% 100.7% 102.2% 99.4% 97.0% 96.5% 2020 2021 2022 2023 2024 Q1 2025 Q2 2025 39.3% 39.5% 34.9% 27.5% 25.9% 25.0% 25.8% 2020 2021 2022 2023 2024 Q1 2025 Q2 2025 Money Market, 42.7% Non-Interest- Bearing Demand, 25.1% Time Deposits, 19.3% Interest- Bearing Transaction, 7.3% Savings, 3.0% Borrowings & Subordinated Notes, 1.9% Other Liabilities, 0.7%

Government, 21.85% Other, 20.90% Commercial Real Estate & Construction, 14.19% Small to Medium Sized Business, 9.26% Professional Service Practice, 8.34% Non-profit, 7.11% Healthcare & Practice, 6.88% Manufactured Home Community, 6.02%Venture Banking, 2.07% Faith-based, 2.03% Agriculture & Ag Tech, 1.35% Deposit Composition 8.34 Years Average Age of Relationships > $5 million Note: Balances are as of June 30, 2025 and include time and wholesale deposits. 1. Types of accounts in “Other” are brokered deposits, which comprise 9.41% of total deposits, individuals, trusts, estates, and market verticals that individually make up less than 0.40% of all deposits. 2. Government and Local Agency Depositors include State of California, which comprises 7.45% of total deposits. $268,000 Average Deposit Account Balance Relationships > $5 million, 59.91% Relationships ≤ $5 million, 40.09% Total Deposits by Relationship Size Local Agency BreakoutTotal Deposits by Market Vertical Local Agency Depositors, 21.75% All Other Depositors, 78.25% Second Quarter 2025 Investor Presentation | 29 (2) (1) (2)

Capital Ratios Second Quarter 2025 Investor Presentation | 30 Tier 1 Leverage Ratio Tier 1 Capital to RWA Total Capital to RWA Common Equity Tier 1 to RWA Note: References to RWA are risk-weighted assets. 6.58% 9.47% 8.60% 8.73% 10.05% 10.03% 2020 2021 2022 2023 2024 Q2 2025 8.98% 11.44% 8.99% 9.07% 11.02% 10.85% 2020 2021 2022 2023 2024 Q2 2025 8.98% 11.44% 8.99% 9.07% 11.02% 10.85% 2020 2021 2022 2023 2024 Q2 2025 12.18% 13.98% 12.46% 12.30% 13.99% 13.72% 2020 2021 2022 2023 2024 Q2 2025

We strive to become the top business bank in all markets we serve through exceptional service, deep connectivity, and customer empathy. We are dedicated to serving real estate, agricultural, faith-based, and small to medium-sized enterprises. We aim to consistently deliver value that meets or exceeds the expectations of our shareholders, customers, employees, business partners, and community. “ Five Star Bank supports our customer, Street Soccer USA ("SSUSA"), and their mission to fight poverty and strengthen communities through soccer. SSUSA serves youth and special needs populations including families experiencing homelessness, and adults recovering from addiction/substance abuse and mental health diagnoses. SSUSA is the official partner of the Homeless World Cup and Street Child World Cup. We share their mission to fight poverty and strengthen others as they encourage positive changes in their players' lives. “ Five Star Bank customer, Visit Sacramento, ensures our region is a leading destination for meetings, conventions, travel trade and leisure, which support the vitality of our regional economy by driving almost $200 million in visitor spending annually. Their vision is for every person in the world to say, “I want to visit Sacramento!” David Eadie, Chief Sports & Entertainment Officer Sonya Bradley, Chief DEI & Community Relations Officer Mariles Krock, Chief Convention Sales & Services Officer Kari Miskit, Chief Operating Officer & Media Relations Mike Testa, President & CEOSienna Jackson, Homeless World Cup 2023 – Team USA Lisa Wrightsman, Managing Director, SSUSA and Homeless World Cup 2010 – Team USA Angela Draws, Homeless World Cup 2014 – Team USA “ Five Star Bank customer, Cristo Rey High School Sacramento, is a Catholic, fully-accredited college preparatory high school. They offer a focused curriculum designed to support students not only in being accepted to college, but in graduating from college. Their goal is to educate the “whole person,” that is the mind, body and spirit of each student. They offer a challenging academic curriculum, as well as opportunities for co-curricular, spiritual and religious formation. Dave Lucchetti, Five Star Bancorp Retired Board Chair Father Christopher Calderon, President Cristo Rey Students

Appendix: Non-GAAP Reconciliation (Unaudited) The Company uses financial information in its analysis of the Company's performance that is not in conformity with GAAP. The Company believes that these non- GAAP financial measures provide useful information to management and investors that is supplementary to the Company's financial condition, results of operations, and cash flows computed in accordance with GAAP. However, the Company acknowledges that its non-GAAP financial measures have a number of limitations. As such, investors should not view these disclosures as a substitute for results determined in accordance with GAAP. Additionally, these non-GAAP measures are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those the Company uses for the non-GAAP financial measures the Company discloses but may calculate them differently. Investors should understand how the Company and other companies each calculate their non-GAAP financial measures when making comparisons. Average loan yield, excluding PPP loans, is defined as the daily average loan yield, excluding PPP loans, and includes both performing and nonperforming loans. The most directly comparable GAAP financial measure is average loan yield. Management believes that average loan yield, excluding PPP loans, is a useful financial measure because it enables management, investors, and others to assess the Company's ability to manage yield on core loans. We had no PPP loans nor interest and fee income on PPP loans for the periods shown in this presentation other than the years ended December 31, 2020, 2021, and 2022. As a result, average loan yield, excluding PPP loans, is the same as daily average loan yield for all periods presented other than the years ended December 31, 2020, 2021, and 2022. Reconciliations for such periods are provided below. Total assets, excluding PPP loans, is defined as total assets less PPP loans. The most directly comparable GAAP financial measure is total assets. Management believes that total assets, excluding PPP loans, is a useful financial measure because it enables management, investors, and others to assess the Company's ability to manage core assets. We had no PPP loans as of the period ends shown in this presentation other than as of December 31, 2020 and 2021. As a result, total assets, excluding PPP loans, is the same as total assets for all periods presented, other than as of December 31, 2020 and 2021. Reconciliations for such periods are provided below. Pre-tax, pre-provision income is defined as pre-tax income plus provision for credit losses. The most directly comparable GAAP financial measure is pre-tax income. Management believes that pre-tax, pre-provision income is a useful financial measure because it enables management, investors, and others to assess the Company's ability to generate operating profit and capital. Tangible book value per share is defined as total shareholders’ equity less goodwill and other intangible assets, divided by the outstanding number of common shares at the end of the period. The most directly comparable GAAP financial measure is book value per share. Management believes that tangible book value per share is a useful financial measure because it enables management, investors, and others to assess the Company's value and use of equity. We had no goodwill or other intangible assets at the end of any period indicated. As a result, tangible book value per share is the same as book value per share at the end of each of the periods indicated. Second Quarter 2025 Investor Presentation | 32

Appendix: Non-GAAP Reconciliation (Unaudited)

(dollars in thousands)	Year ended				Three months ended					
Average loan yield, excluding PPP loans	**12/31/20**	**12/31/21**	**12/31/22**	**12/31/23**	**3/31/24**	**6/30/24**	**9/30/24**	**12/31/24**	**3/31/25**	**6/30/25**
Interest and fee income on loans	$ 71,405	$ 78,894	$ 111,795	$ 162,713	$ 43,786	$ 46,362	$ 50,390	$ 52,803	$ 52,931	$ 56,016
Less: interest and fee income on PPP loans	6,535	7,417	635	—	—	—	—	—	—	—
Interest and fee income on loans, excluding PPP loans	64,870	71,477	111,160	162,713	43,786	46,362	50,390	52,803	52,931	56,016
Annualized interest and fee income on loans, excluding PPP loans (numerator)	64,870	71,477	111,160	162,713	176,106	186,467	200,465	210,064	214,665	224,680
Average loans held for investment and sale	1,439,380	1,637,280	2,353,148	2,947,603	3,082,290	3,197,921	3,354,050	3,498,109	3,567,992	3,691,616
Less: average PPP loans	165,414	116,652	2,297	—	—	—	—	—	—	—
Average loans held for investment and sale, excluding PPP loans (denominator)	1,273,966	1,520,628	2,350,851	2,947,603	3,082,290	3,197,921	3,354,050	3,498,109	3,567,992	3,691,616
Average loan yield, excluding PPP loans	5.09 %	4.70 %	4.73 %	5.52 %	5.71 %	5.83 %	5.98 %	6.01 %	6.02 %	6.09 %

(dollars in millions)	As of					
Total assets, excluding PPP loans	**12/31/2020**	**12/31/2021**	**12/31/2022**	**12/31/2023**	**12/31/2024**	**6/30/2025**
Total assets	$ 1,954	$ 2,557	$ 3,227	$ 3,593	$ 4,053	$ 4,413
Less: PPP loans	148	22	—	—	—	—
Total assets, excluding PPP loans	$ 1,806	$ 2,535	$ 3,227	$ 3,593	$ 4,053	$ 4,413

(dollars in thousands)	Three months ended					
Pre-tax, pre-provision income	**3/31/2024**	**6/30/2024**	**9/30/2024**	**12/31/2024**	**3/31/2025**	**6/30/2025**
Pre-tax income	$ 14,961	$ 15,152	$ 15,241	$ 19,367	$ 18,391	$ 20,099
Add: provision for credit losses	900	2,000	2,750	1,300	1,900	2,500
Pre-tax, pre-provision income	$ 15,861	$ 17,152	$ 17,991	$ 20,667	$ 20,291	$ 22,599

FIVE STAR BANCORP

Second Quarter 2025 Investor Presentation | 33